Michael J. Morrison
Attorney and Counselor at Law
1495 Ridgeview Drive, Suite 220
Reno, Nevada 89509
Tel: 775-827-6300
Fax: 775-827-6311
E-mail: morrisonlaw@pyramid.net

February 29, 2008

Tiger Renewable Energy Ltd.
6600 Trans-Canada, Suite 519
Pointe-Claire, Quebec H9R 4S2
Canada

Re:	Amendment No. 2 to Registration Statement on Form S-1/A
File No. 333-146997

Ladies and Gentlemen:

We have acted as counsel to Tiger Renewable Energy Ltd., a Nevada corporation (the "Company"), in connection with Amendment No. 2 to a registration statement on Form S-1/A file number 333-146997 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale from time to time of up to 9,500,000 shares subject of the Registration Statement (the "Registered Shares").

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based on the foregoing, we are of the opinion that the Registered Shares have been duly authorized by all requisite corporate action and are validly issued, fully-paid and non-assessable.

This opinion is based on the laws of the State of Nevada.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

Michael J. Morrison, Esq.